Contact:	Mark E. Secor
Chief Financial Officer
Phone:	(219) 873–2611
Fax:	(219) 874–9280
Date:	October 26, 2022

FOR IMMEDIATE RELEASE

Horizon Bancorp, Inc. Reports Third Quarter 2022 EPS of $0.55
Strong Loan Growth Continues to Offset Non–interest Income and Expense Headwinds

Michigan City, Indiana, October 26, 2022 (GLOBE NEWSWIRE) – (NASDAQ GS: HBNC) – Horizon Bancorp, Inc. (“Horizon” or the “Company”) announced its unaudited financial results for the three– and nine–months ending September 30, 2022.

“We are proud of the performance achieved by our business banking and consumer lending teams who delivered annualized loan growth of 7.8% in the third quarter, excluding PPP loans and sold commercial participation loans,” Chairman and CEO Craig M. Dwight said. “This continued strong loan growth led to the increase in net interest income and substantially offset headwinds from lower residential mortgage lending activity and lower wealth management fees, as well as the increase in cost of funds related to rapidly rising interest rates. While the current economic environment remains challenged by rising inflation and supply chain disruption, we remain focused on positioning ourselves to continue to meet the evolving needs of our customers. We believe our investments in talent to enhance our capabilities and prepare for the future support our disciplined growth trajectory, and with the benefit of our balance sheet strength and solid asset quality metrics, will continue to elevate our performance through the end of 2022 and into 2023.”

Third Quarter 2022 Highlights

•Return on average assets (“ROAA”) was 1.29% year–to–date and 1.24% for the third quarter.

•Return on average tangible equity was 18.73% year–to–date and 18.71% for the third quarter.

•Total loans, excluding Federal Paycheck Protection Program (“PPP”) loans and sold commercial participation loans, grew by an annualized rate of 14.5% year–to–date and an annualized rate of 7.8% quarter over quarter.

•Commercial loans, excluding PPP loans and sold commercial participation loans, grew by an annualized rate of 13.8% year–to–date and an annualized rate of 7.2% quarter over quarter to a record $2.35 billion.

•Consumer loans grew by an annualized rate of 31.7% year–to–date and an annualized rate of 23.9% quarter over quarter to a record $899.9 million at period end.

•Asset quality remains solid with total loan delinquency at 0.12% of total loans, net charge–offs to average loans of 0.00% and a reversal of credit loss expense during the quarter.

•Net interest income increased by $387,000 to $53.4 million during the third quarter compared to $53.0 million for the previous quarter.

•Reported net interest margin (“NIM”) was 3.13% and adjusted NIM was 3.08%, with reported NIM decreasing by six basis points and adjusted NIM decreasing by four basis points from the second quarter of 2022. (See the “Non–GAAP Reconciliation of Net Interest Margin” table below for the definition of this non–GAAP calculation of adjusted NIM.)

Horizon Bancorp, Inc. Reports Third Quarter 2022 EPS of $0.55
•Non–interest income is down $2.2 million for the quarter due to lower residential mortgage loan volume, resulting in lower gain on sale income and from lower wealth management fees related to year–to–date declines in equity and bond markets.

•Non-interest expense was $38.4 million in the quarter, or 1.99% of average assets on an annualized basis, compared to $36.4 million, or 1.95%, in the second quarter of 2022. Year–to–date non–interest expense continues to be well managed at $111.3 million, or 1.99% of average assets on an annualized basis which is below our target of 2.00% of average assets.

•The effective tax rate for the third quarter dropped to 7.8% due to the recognition of solar tax credits as projects were put into service during the quarter.

•Net income totaled $23.8 million, down 4.2% from the linked quarter and up 3.3% from the prior year period. Diluted earnings per share (“EPS”) of $0.55 was down from $0.57 for the second quarter of 2022 and up from $0.52 for the third quarter of 2021.

•Asset sensitivity decreased in the quarter compared to the previous quarter end, as deposit betas increased with rising rates. Deposit beta is defined as the change in deposit costs as a percentage of the change in Fed Funds over a particular period. Current estimates for parallel rate shocks to the balance sheet, at 100 basis points and 200 basis points, decrease net interest income by approximately $3.3 million and $6.7 million, respectively.

•Deposit betas increased to 23% on total interest bearing deposits in the third quarter compared to a 3% beta during the previous quarter.

•During the third quarter of 2022, the continued steepening of the yield curve resulted in unrealized losses on available for sale investments of $161.8 million compared to unrealized losses of $122.0 million at June 30, 2022. The impact to the tangible capital ratio was a decrease of 3.55% from 6.48% at June 30, 2022 to 6.25% at September 30, 2022.

•The Bank’s capital position is still robust with leverage and risk based capital ratios of 8.84% and 13.65%, respectively. The annualized dividend yield was 3.56% as of September 30, 2022.

Summary

	For the Three Months Ended
	September 30,	June 30,	September 30,
Net Interest Income and Net Interest Margin	2022	2022	2021
Net interest income	$53,395	$53,008	$46,544
Net interest margin	3.13%	3.19%	3.17%
Adjusted net interest margin	3.08%	3.12%	3.12%

Mr. Dwight continued, “Net interest income increased by $387,000 for the quarter as a result of Horizon’s solid loan growth. To support this level of growth, we were required to increase borrowings and that impacted the adjusted net interest margin by four basis points during the quarter. Overall cost of funds was contained at 0.69% providing a strong spread for new loans coming on the books. Competitive pressure on deposit pricing is starting to accelerate as we see several smaller banks and credit unions aggressively seeking lower cost deposit funding. Horizon’s deposit betas were 23% for the third quarter and in line with our expectations of approximately 35%; however additional pressure is expected as the Board of Governors of the Federal Reserve System will likely continue to rapidly increase rates over the next several months.”

	For the Three Months Ended
	September 30,	June 30,	September 30,
Asset Yields and Funding Costs	2022	2022	2021
Interest earning assets	3.68%	3.46%	3.46%
Interest bearing liabilities	0.69%	0.34%	0.38%

Horizon Bancorp, Inc. Reports Third Quarter 2022 EPS of $0.55

	For the Three Months Ended
Non-interest Income and	September 30,	June 30,	September 30,
Mortgage Banking Income	2022	2022	2021
Total non–interest income	$10,188	$12,434	$16,044
Gain on sale of mortgage loans	1,441	2,501	4,088
Mortgage servicing income net of impairment	355	319	336

	For the Three Months Ended
	September 30,	June 30,	September 30,
Non-interest Expense	2022	2022	2021
Total non–interest expense	$38,350	$36,368	$34,349
Annualized non–interest expense to average assets	1.99%	1.95%	2.09%

	For the Three Months Ended
	September 30,	June 30,	September 30,
Credit Quality	2022	2022	2021
Allowance for credit losses to total loans	1.28%	1.33%	1.55%
Non–performing loans to total loans	0.48%	0.51%	0.80%
Percent of net charge–offs to average loans outstanding for the period	0.00%	0.01%	0.00%

	September 30,	Net Reserve			December 31,
Allowance for Credit Losses	2022	3Q22	2Q22	1Q22	2021
Commercial	$33,806	$(996)	$(2,987)	$(2,986)	$40,775
Retail Mortgage	5,137	715	71	495	3,856
Warehouse	1,024	(43)	12	(4)	1,059
Consumer	11,402	(657)	2,746	717	8,596
Allowance for Credit Losses (“ACL”)	$51,369	$(981)	$(158)	$(1,778)	$54,286
ACL / Total Loans	1.28%				1.51%
Acquired Loan Discount (“ALD”)	$6,587	$(619)	$(1,122)	$(769)	$9,097

“Our results this quarter were positively impacted by the significant progress towards achieving our goal of an annualized non–interest expense to average assets ratio of less than 2.00%, at 1.99% for the period ended September 30, 2022," Mr. Dwight continued. “We remain disciplined and focused on expense management, a critical component of our strategy given the economic uncertainty and rise in inflation. However, we are confident in our ability to continue to reduce our annualized target to be less than 2.00%. We expect the higher expense run rate we incurred during the third quarter to be greatly reduced starting in Q1 2023. In addition, in 2023 we expect to see the benefit from a full year of seven additional branch closings and their related cost savings.”

Income Statement Highlights

Net income for the third quarter of 2022 was $23.8 million, or $0.55 diluted earnings per share, compared to $24.9 million, or $0.57, for the linked quarter and $23.1 million, or $0.52, for the prior year period.

Adjusted net income for the third quarter of 2022 was $23.8 million, or $0.55 diluted earnings per share, compared to $24.2 million, or $0.56, for the linked quarter and $23.0 million, or $0.52, for the prior year period. Adjusted net income, which is not calculated according to generally accepted accounting principles (“GAAP”), is a measure that Horizon uses to provide a greater understanding of operating profitability. (See the “Non–GAAP Reconciliation of Net Income” table below.)

The improvement in net income for the third quarter of 2022 compared to the same prior year period reflects an increase in net interest income of $6.9 million, a decrease in credit loss expense of $1.7 million and a decrease in income tax expense of $2.0 million. These results are offset by a decrease in non–interest income of $5.9 million and an increase in non–interest expense of $4.0 million.

Horizon Bancorp, Inc. Reports Third Quarter 2022 EPS of $0.55
Net income for the third quarter of 2022 compared to the second quarter of 2022 reflects expansion of net interest income of $387,000, improvement in credit loss expense of $841,000 and a decrease of income tax expense of $2.0 million. These items were offset by lower non–interest income of $2.2 million and an increase in non–interest expense of $2.0 million.

Third quarter 2022 income from the gain on sale of mortgage loans totaled $1.4 million, down from $2.5 million in the linked quarter and down from $4.1 million in the prior year period.

Certain revenue streams that generated higher income in the prior year quarter were replaced in the most recent quarter with earning assets that have higher margins. Income from PPP lending, gain on sale of mortgage loans and mortgage servicing income net of impairment totaled $7.9 million during the prior year quarter. For the quarter ending September 30, 2022, the income from those same revenue streams totaled $1.8 million. The ability to replace this income and increase overall gross income in the third quarter was attributed to the strategies management implemented to focus on higher earning assets.

Non–interest expense of $38.4 million in the third quarter of 2022 reflected a $656,000 increase in salaries and employee benefits, a $429,000 increase in loan expense, a $370,000 increase in outside services and consultants, a $292,000 increase in other expense and a $269,000 increase in professional fees from the linked quarter.

Pre–tax, pre–provision net income totaled $25.2 million, down 13.2% from the linked quarter and 10.6% from the prior year period. This non–GAAP financial measure is utilized by many banks to provide a greater understanding of pre–tax profitability before the impact of credit loss expense. (See the “Non–GAAP Reconciliation of Pre–Tax, Pre–Provision Net Income” table below.) Horizon recorded a provision release of $601,000 in the quarter, a provision expense of $240,000 in the linked quarter, and a provision expense of $1.1 million in the prior year period.

Net Interest Margin

Horizon’s net interest margin decreased to 3.13% for the third quarter of 2022 compared to 3.19% for the second quarter of 2022. The decrease in net interest margin reflects the impact of the increase in the cost of interest bearing liabilities of 35 basis points which was partially offset by the increase in the yield on interest earning assets of 22 basis points. Interest income from acquisition–related purchase accounting adjustments was $317,000 lower during the third quarter of 2022 when compared to the second quarter of 2022.

Net interest margin decreased to 3.13% for the third quarter of 2022 compared to 3.17% for the third quarter of 2021. The decrease in net interest margin reflects the impact of the increased cost of interest bearing liabilities of 31 basis points which was partially offset by the increase in the yield on interest earning assets of 22 basis points.

Adjusted net interest margin, which excludes acquisition–related purchase accounting adjustments, was 3.08% for the third quarter of 2021, compared to 3.12% for the linked quarter and 3.12% for the third quarter of 2021. Interest income from acquisition–related purchase accounting adjustments was $906,000, $1.2 million and $875,000 for the three months ended September 30, 2022, June 30, 2022 and September 30, 2021, respectively.

Lending Activity

Total loan balances increased to $4.01 billion, or $3.96 billion excluding PPP loans and sold commercial participation loans, on September 30, 2022 when compared to $3.94 billion, or $3.89 billion excluding PPP loans and sold commercial participation loans, on June 30, 2022. During the three months ended September 30, 2022, commercial loans, excluding PPP loans and sold commercial participation loans, increased $41.8 million, consumer loans increased $51.1 million, and residential mortgage loans increased $26.3 million, offset by decreases in mortgage warehouse loans of $42.8 million, PPP loans of $2.0 million and loans held for sale of $1.1 million. PPP loan income was $26,000, $198,000 and $3.5 million for the three months ended September 30, 2022, June 30, 2022 and September 30, 2021, respectively.

Horizon Bancorp, Inc. Reports Third Quarter 2022 EPS of $0.55

Loan Growth by Type, Excluding Acquired Loans
(Dollars in Thousands, Unaudited)
	September 30,	June 30,	QTD	QTD	Annualized
	2022	2022	$ Change	% Change	% Change
Commercial, excluding PPP loans and sold commercial participation loans	$2,352,446	$2,310,605	$41,841	1.8%	7.2%
PPP loans	315	2,343	(2,028)	(86.6)%	(343.4)%
Sold commercial participation loans	50,982	51,043	(61)	(0.1)%	(0.5)%
Residential mortgage	634,901	608,582	26,319	4.3%	17.2%
Consumer	899,881	848,749	51,132	6.0%	23.9%
Subtotal	3,938,525	3,821,322	117,203	3.1%	12.2%
Loans held for sale	1,852	2,943	(1,091)	(37.1)%	(147.1)%
Mortgage warehouse	73,690	116,488	(42,798)	(36.7)%	(145.8)%
Total loans	$4,014,067	$3,940,753	$73,314	1.9%	7.4%

Total loans, excluding PPP loans and sold commercial participation loans	$3,962,770	$3,887,367	$75,403	1.9%	7.7%

Loan Growth by Type, Excluding Acquired Loans
(Dollars in Thousands, Unaudited)
	September 30,	December 31,	YTD	YTD	Annualized
	2022	2021	$ Change	% Change	% Change
Commercial, excluding PPP loans and sold commercial participation loans	$2,352,446	$2,131,644	$220,802	10.4%	13.8%
PPP loans	315	25,844	(25,529)	(98.8)%	(132.1)%
Sold commercial participation loans	50,982	56,457	(5,475)	(9.7)%	(13.0)%
Residential mortgage	634,901	594,382	40,519	6.8%	9.1%
Consumer	899,881	727,259	172,622	23.7%	31.7%
Subtotal	3,938,525	3,535,586	402,939	11.4%	15.2%
Loans held for sale	1,852	12,579	(10,727)	(85.3)%	(114.0)%
Mortgage warehouse	73,690	109,031	(35,341)	(32.4)%	(43.3)%
Total loans	$4,014,067	$3,657,196	$356,871	9.8%	13.0%

Total loans, excluding PPP loans and sold commercial participation loans	$3,962,770	$3,574,895	$387,875	10.8%	14.5%

Residential mortgage lending activity for the three months ended September 30, 2022 generated $1.4 million in income from the gain on sale of mortgage loans, decreasing $1.1 million from the second quarter of 2022 and $2.6 million from the third quarter of 2021. Total mortgage origination volume for the third quarter of 2022, including loans placed into the portfolio, totaled $110.9 million, representing a decrease of 3.7% from second quarter 2022 levels, and a decrease of 23.2% from the third quarter of 2021. As a percentage of total mortgage loan originations, 6% of the volume was from refinancings and 94% was from loans for new home purchases during the third quarter of 2022. Total origination volume of mortgage loans sold to the secondary market totaled $50.2 million, representing a decrease of 25.4% from the second quarter of 2022 and a decrease of 51.3% from the third quarter of 2021.

Gain on sale of mortgage loans and mortgage warehousing income was 3.8% of total revenue for the three months ended September 30, 2022, compared to 5.6% for the linked quarter and 9.0% for the three months ended September 30, 2021.

Horizon Bancorp, Inc. Reports Third Quarter 2022 EPS of $0.55
Deposit Activity

Total deposit balances of $5.83 billion on September 30, 2022 declined 0.25% compared to $5.85 billion on June 30, 2022.

Deposit Growth by Type, Excluding Acquired Deposits
(Dollars in Thousands, Unaudited)
	September 30,	June 30,	QTD	QTD	Annualized
	2022	2022	$ Change	% Change	% Change
Non–interest bearing	$1,315,155	$1,328,213	$(13,058)	(1.0)%	(4.0)%
Interest bearing	3,736,798	3,760,890	(24,092)	(0.6)%	(2.6)%
Time deposits	778,885	756,482	22,403	3.0%	12.0%
Total deposits	$5,830,838	$5,845,585	$(14,747)	(0.3)%	(1.0)%

Expense Management

	Three Months Ended
	September 30,	June 30,	QTD	QTD
	2022	2022	$ Change	% Change
Non–interest Expense
Salaries and employee benefits	$20,613	$19,957	$656	3.3%
Net occupancy expenses	3,293	3,190	103	3.2%
Data processing	2,539	2,607	(68)	(2.6)%
Professional fees	552	283	269	95.1%
Outside services and consultants	2,855	2,485	370	14.9%
Loan expense	2,926	2,497	429	17.2%
FDIC insurance expense	670	775	(105)	(13.5)%
Other losses	398	362	36	9.9%
Other expense	4,504	4,212	292	6.9%
Total non–interest expense	$38,350	$36,368	$1,982	5.4%
Annualized non–interest expense to average assets	1.99%	1.95%

Total non–interest expense was $2.0 million higher in the third quarter of 2022 when compared to the second quarter of 2022. The increase was primarily due to an increase in salaries and employee benefits of $656,000 from increased health care costs, an increase in loan expense of $429,000 due to amortization of the dealer reserve asset, an increase in outside services and consultants of $370,000, an increase in professional fees of $269,000 and an increase in other expenses of $292,000 due to the amortization of the intangible assets from the solar tax credits.

Horizon Bancorp, Inc. Reports Third Quarter 2022 EPS of $0.55

	Three Months Ended
	September 30,			September 30,
	2022			2021			Adjusted
Non–interest Expense	Actual	Acquisition Expenses	Adjusted	Actual	Acquisition Expenses	Adjusted	$ Change	% Change
Salaries and employee benefits	$20,613	$—	$20,613	$18,901	$(25)	$18,876	$1,737	9.2%
Net occupancy expenses	3,293	—	3,293	2,935	(13)	2,922	371	12.7%
Data processing	2,539	—	2,539	2,526	(7)	2,519	20	0.8%
Professional fees	552	—	552	522	(53)	469	83	17.7%
Outside services and consultants	2,855	—	2,855	2,330	(401)	1,929	926	48.0%
Loan expense	2,926	—	2,926	2,645	—	2,645	281	10.6%
FDIC insurance expense	670	—	670	279	—	279	391	140.1%
Other losses	398	—	398	69	(1)	68	330	485.3%
Other expense	4,504	—	4,504	4,142	(289)	3,853	651	16.9%
Total non–interest expense	$38,350	$—	$38,350	$34,349	$(789)	$33,560	$4,790	14.3%
Annualized non–interest expense to average assets	1.99%		1.99%	2.09%		2.05%

Total non–interest expense was $4.0 million higher in the third quarter of 2022 when compared to the third quarter of 2021 primarily due to an increase in salaries and employee benefits of $1.7 million and an increase in outside services and consultants expense of $525,000, as well as increases in net occupancy expenses due to additional employees hired and branch locations acquired as a result of the 2021 branch acquisition, FDIC insurance expense, other expense due to the amortization of the intangible assets from the solar tax credits and other losses.
Annualized non–interest expense as a percent of average assets was 1.99%, 1.95% and 2.09% for the three months ended September 30, 2022, June 30, 2022 and September 30, 2021, respectively. Annualized non–interest expense, excluding acquisition expenses, as a percent of average assets was 1.99%, 1.95% and 2.05% for the three months ended September 30, 2022, June 30, 2022 and September 30, 2021, respectively. (See the “Non–GAAP Calculation and Reconciliation of Efficiency Ratio and Adjusted Efficiency Ratio” table below for these non–GAAP calculations.)

	Nine Months Ended
	September 30,			September 30,
	2022			2021			Adjusted
Non–interest Expense	Actual	Acquisition Expenses	Adjusted	Actual	Acquisition Expenses	Adjusted	$ Change	% Change
Salaries and employee benefits	$60,305	$—	$60,305	$53,502	$(25)	$53,477	$6,828	12.8%
Net occupancy expenses	10,044	—	10,044	9,337	(13)	9,324	720	7.7%
Data processing	7,683	—	7,683	7,290	(17)	7,273	410	5.6%
Professional fees	1,149	—	1,149	1,654	(104)	1,550	(401)	(25.9)%
Outside services and consultants	7,865	—	7,865	6,252	(588)	5,664	2,201	38.9%
Loan expense	7,968	—	7,968	8,574	—	8,574	(606)	(7.1)%
FDIC insurance expense	2,170	—	2,170	1,579	—	1,579	591	37.4%
Other losses	928	—	928	358	(1)	357	571	159.9%
Other expense	13,216	—	13,216	11,363	(293)	11,070	2,146	19.4%
Total non–interest expense	$111,328	$—	$111,328	$99,909	$(1,041)	$98,868	$12,460	12.6%
Annualized non–interest expense to average assets	1.99%		1.99%	2.16%		2.14%

Horizon Bancorp, Inc. Reports Third Quarter 2022 EPS of $0.55
Total non–interest expense was $11.4 million higher in the first nine months of 2022 when compared to the first nine months of 2021. The increase was primarily due to higher salaries and employee benefits of $6.8 million due to additional employees hired as a result of the 2021 branch acquisition, higher other expense of $1.9 million, higher outside services and consultants expense of $1.6 million, and was partially offset by a decrease of $606,000 in loan expense and a decrease of $505,000 in professional fees.
Annualized non–interest expense as a percent of average assets was 1.99% for the first nine months of 2022 compared to 2.16% for the first nine months of 2021. Annualized non–interest expense, excluding acquisition expenses, as a percent of average assets was 1.99% and 2.14% for the nine months ended September 30, 2022 and September 30, 2021, respectively. (See the “Non–GAAP Calculation and Reconciliation of Efficiency Ratio and Adjusted Efficiency Ratio” table below for these non–GAAP calculations.)

Income tax expense totaled $2.0 million for the third quarter of 2022, a decrease of $2.0 million when compared to the second quarter of 2022 and a decrease of $2.0 million when compared to the third quarter of 2021 due to the recognition of solar tax credits as projects were put into service during the quarter, which reduced the effective tax rate to 7.8%.

Income tax expense totaled $9.5 million for the nine months ended September 30, 2022, a decrease of $1.7 million when compared to the nine months ended September 30, 2021.

Capital

The capital resources of the Company and the Bank exceeded regulatory capital ratios for “well capitalized” banks at September 30, 2022. Stockholders’ equity totaled $645.0 million at September 30, 2022 and the ratio of average stockholders’ equity to average assets was 9.25% for the nine months ended September 30, 2022.

Tangible book value per common share (“TBVPS”) declined $1.76 during the nine months ended September 30, 2022 to $10.82, as unrealized net losses on securities available for sale (“AFS”) of $3.10 per common share, reduced accumulated other comprehensive income (“AOCI”) by $135.0 million in the first nine months of this year.

The following table presents the actual regulatory capital dollar amounts and ratios of the Company and the Bank as of September 30, 2022.

	Actual		Required for Capital Adequacy Purposes		Required for Capital Adequacy Purposes with Capital Buffer		Well Capitalized Under Prompt Corrective Action Provisions
	$	Ratio	$	Ratio	$	Ratio	$	Ratio
Total capital (to risk–weighted assets)
Consolidated	$760,624	14.46%	$420,934	8.00%	$552,476	10.50%	N/A	N/A
Bank	711,478	13.65%	416,859	8.00%	547,127	10.50%	$521,073	10.00%
Tier 1 capital (to risk–weighted assets)
Consolidated	713,301	13.56%	315,701	6.00%	447,242	8.50%	N/A	N/A
Bank	664,018	12.74%	312,644	6.00%	442,912	8.50%	416,859	8.00%
Common equity tier 1 capital (to risk–weighted assets)
Consolidated	590,933	11.23%	236,775	4.50%	368,317	7.00%	N/A	N/A
Bank	664,018	12.74%	234,483	4.50%	364,751	7.00%	338,698	6.50%
Tier 1 capital (to average assets)
Consolidated	713,301	9.55%	298,740	4.00%	298,740	4.00%	N/A	N/A
Bank	664,018	8.84%	300,512	4.00%	300,512	4.00%	375,641	5.00%

Horizon Bancorp, Inc. Reports Third Quarter 2022 EPS of $0.55
Liquidity

The Bank maintains a stable base of core deposits provided by long–standing and new relationships with individuals and local businesses. These deposits are the principal source of liquidity for Horizon. Other sources of liquidity for Horizon include earnings, loan repayment, investment security cash flows, proceeds from the sale of residential mortgage loans, unpledged investment securities and borrowing relationships with correspondent banks, including the Federal Home Loan Bank of Indianapolis (the “FHLB”). On September 30, 2022, in addition to liquidity available from the normal operating, funding, and investing activities of Horizon, the Bank had approximately $639.7 million in unused credit lines with various money center banks, including the FHLB and the Federal Reserve Discount Window. The Bank had approximately $2.1 billion of unpledged investment securities on September 30, 2022.

Forward Looking Statements

This press release may contain forward–looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon Bancorp, Inc. and its affiliates (collectively, “Horizon”). For these statements, Horizon claims the protection of the safe harbor for forward–looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission (the “SEC”). Forward–looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward–looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward–looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include: changes in the level and volatility of interest rates, changes in spreads on earning assets and changes in interest bearing liabilities; increased interest rate sensitivity; continuing increases in inflation; loss of key Horizon personnel; increases in disintermediation; potential loss of fee income, including interchange fees, as new and emerging alternative payment platforms take a greater market share of the payment systems; estimates of fair value of certain of Horizon’s assets and liabilities; changes in prepayment speeds, loan originations, credit losses, market values, collateral securing loans and other assets; changes in sources of liquidity; continuing risks and uncertainties relating to the COVID–19 pandemic and government responses thereto; legislative and regulatory actions and reforms; changes in accounting policies or procedures as may be adopted and required by regulatory agencies; litigation, regulatory enforcement, and legal compliance risk and costs; rapid technological developments and changes; cyber terrorism and data security breaches; the rising costs of cybersecurity; the ability of the U.S. federal government to manage federal debt limits; climate change and social justice initiatives; material changes outside the U.S. or in overseas relations, including changes in U.S. trade relations related to imposition of tariffs, Brexit, and the phase out of the London Interbank Offered Rate (“LIBOR”); the inability to realize cost savings or revenues or to effectively implement integration plans and other consequences associated with mergers, acquisitions, and divestitures; acts of terrorism, war and global conflicts, such as the Russia and Ukraine conflict; and supply chain disruptions and delays. These and additional factors that could cause actual results to differ materially from those expressed in the forward–looking statements are discussed in Horizon’s reports (such as the Annual Report on Form 10–K, Quarterly Reports on Form 10–Q, and Current Reports on Form 8–K) filed with the SEC and available at the SEC’s Internet website (www.sec.gov). Undue reliance should not be placed on the forward–looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward–looking statement to reflect the events or circumstances after the date on which the forward–looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Horizon Bancorp, Inc. Reports Third Quarter 2022 EPS of $0.55

Financial Highlights
(Dollars in Thousands, Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021
Balance sheet:
Total assets	$7,718,695	$7,640,936	$7,420,328	$7,374,903	$7,534,240
Interest earning deposits & federal funds sold	7,302	5,646	20,827	502,364	872,540
Interest earning time deposits	2,814	3,799	4,046	4,782	5,767
Investment securities	3,017,191	3,093,792	3,118,641	2,713,255	2,438,874
Commercial loans	2,403,743	2,363,991	2,259,327	2,213,945	2,173,200
Mortgage warehouse loans	73,690	116,488	105,118	109,031	169,909
Residential mortgage loans	634,901	608,582	593,372	594,382	603,540
Consumer loans	899,881	848,749	753,900	727,259	713,432
Total loans	4,012,215	3,937,810	3,711,717	3,644,617	3,660,081
Earning assets	7,068,051	7,070,667	6,883,254	6,865,051	7,006,513
Non–interest bearing deposit accounts	1,315,155	1,328,213	1,325,570	1,360,338	1,324,757
Interest bearing transaction accounts	3,736,798	3,760,890	3,782,644	3,711,767	3,875,882
Time deposits	778,885	756,482	743,283	730,886	779,260
Total deposits	5,830,838	5,845,585	5,851,497	5,802,991	5,979,899
Borrowings	1,048,091	959,222	728,664	712,739	670,753
Subordinated notes	58,860	58,823	58,786	58,750	58,713
Junior subordinated debentures issued to capital trusts	56,966	56,907	56,850	56,785	56,722
Total stockholders’ equity	644,993	657,865	677,450	723,209	708,542

Horizon Bancorp, Inc. Reports Third Quarter 2022 EPS of $0.55

Financial Highlights
(Dollars in Thousands Except Share and Per Share Data and Ratios, Unaudited)
	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021
Income statement:
Net interest income	$53,395	$53,008	$48,171	$49,976	$46,544
Credit loss expense (recovery)	(601)	240	(1,386)	(2,071)	1,112
Non–interest income	10,188	12,434	14,155	12,828	16,044
Non–interest expense	38,350	36,368	36,610	39,370	34,349
Income tax expense	2,013	3,975	3,539	4,080	4,056
Net income	$23,821	$24,859	$23,563	$21,425	$23,071

Per share data:
Basic earnings per share	$0.55	$0.57	$0.54	$0.49	$0.53
Diluted earnings per share	0.55	0.57	0.54	0.49	0.52
Cash dividends declared per common share	0.16	0.16	0.15	0.15	0.15
Book value per common share	14.80	15.10	15.55	16.61	16.28
Tangible book value per common share	10.82	11.11	11.54	12.58	12.05
Market value – high	20.59	19.21	23.45	21.14	18.47
Market value – low	$16.74	$16.72	$18.67	$18.01	$15.83
Weighted average shares outstanding – Basis	43,573,370	43,572,796	43,554,713	43,534,298	43,810,729
Weighted average shares outstanding – Diluted	43,703,793	43,684,691	43,734,556	43,733,416	43,958,870

Key ratios:
Return on average assets	1.24%	1.33%	1.31%	1.14%	1.41%
Return on average common stockholders’ equity	13.89	14.72	13.34	11.81	12.64
Net interest margin	3.13	3.19	2.99	2.97	3.17
Allowance for credit losses to total loans	1.28	1.33	1.41	1.51	1.55
Average equity to average assets	8.91	9.06	9.79	9.64	11.13
Efficiency ratio	60.31	55.57	58.74	62.69	54.88
Annualized non–interest expense to average assets	1.99	1.95	2.03	2.09	2.09
Bank only capital ratios:
Tier 1 capital to average assets	8.84	8.85	8.83	8.50	8.38
Tier 1 capital to risk weighted assets	12.74	12.87	13.23	13.69	11.86
Total capital to risk weighted assets	13.65	13.83	14.25	14.72	12.97

Horizon Bancorp, Inc. Reports Third Quarter 2022 EPS of $0.55

Financial Highlights
(Dollars in Thousands Except Share and Per Share Data and Ratios, Unaudited)
	Nine Months Ended
	September 30,	September 30,
	2022	2021
Income statement:
Net interest income	$154,574	$131,714
Credit loss (recovery)	(1,747)	(13)
Non–interest income	36,777	45,124
Non–interest expense	111,328	99,909
Income tax expense	9,527	11,276
Net income	$72,243	$65,666

Per share data:
Basic earnings per share	$1.66	$1.50
Diluted earnings per share	1.65	1.49
Cash dividends declared per common share	0.47	0.41
Book value per common share	14.80	16.28
Tangible book value per common share	10.82	12.05
Market value – high	23.45	19.94
Market value – low	$16.72	$15.43
Weighted average shares outstanding – Basis	43,567,028	43,893,194
Weighted average shares outstanding – Diluted	43,699,035	44,047,043

Key ratios:
Return on average assets	1.29%	1.42%
Return on average common stockholders’ equity	13.97	12.37
Net interest margin	3.03	3.20
Allowance for credit losses to total loans	1.28	1.55
Average equity to average assets	9.25	11.45
Efficiency ratio	58.18	56.50
Annualized non–interest expense to average assets	1.99	2.16
Bank only capital ratios:
Tier 1 capital to average assets	8.84	8.38
Tier 1 capital to risk weighted assets	12.74	11.86
Total capital to risk weighted assets	13.65	12.97

Horizon Bancorp, Inc. Reports Third Quarter 2022 EPS of $0.55

Financial Highlights
(Dollars in Thousands Except Ratios, Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021
Loan data:
Substandard loans	$57,932	$59,377	$57,928	$56,968	$91,317
30 to 89 days delinquent	6,970	6,739	6,358	8,536	3,997

Non–performing loans:
90 days and greater delinquent – accruing interest	193	210	107	145	200
Trouble debt restructures – accruing interest	2,529	2,535	2,372	2,391	2,433
Trouble debt restructures – non–accrual	1,665	1,345	1,501	1,521	1,604
Non–accrual loans	14,771	16,116	16,133	14,962	25,137
Total non–performing loans	$19,158	$20,206	$20,113	$19,019	$29,374
Non–performing loans to total loans	0.48%	0.51%	0.54%	0.53%	0.80%

Allocation of the Allowance for Credit Losses
(Dollars in Thousands, Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021
Commercial	$33,806	$34,802	$37,789	$40,775	$43,121
Residential mortgage	5,137	4,422	4,351	3,856	3,737
Mortgage warehouse	1,024	1,067	1,055	1,059	1,054
Consumer	11,402	12,059	9,313	8,596	8,867
Total	$51,369	$52,350	$52,508	$54,286	$56,779

Net Charge–offs (Recoveries)
(Dollars in Thousands Except Ratios, Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021
Commercial	$51	$(75)	$38	$926	$(25)
Residential mortgage	(75)	40	(10)	126	(29)
Mortgage warehouse	—	—	—	—	—
Consumer	162	319	108	360	36
Total	$138	$284	$136	$1,412	$(18)
Percent of net charge–offs (recoveries) to average loans outstanding for the period	0.00%	0.01%	0.00%	0.04%	0.00%

Horizon Bancorp, Inc. Reports Third Quarter 2022 EPS of $0.55

Total Non–performing Loans
(Dollars in Thousands Except Ratios, Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021
Commercial	$7,199	$8,008	$7,844	$7,509	$16,121
Residential mortgage	8,047	8,469	8,584	8,005	8,641
Mortgage warehouse	—	—	—	—	—
Consumer	3,912	3,729	3,685	3,505	4,612
Total	$19,158	$20,206	$20,113	$19,019	$29,374
Non–performing loans to total loans	0.48%	0.51%	0.54%	0.53%	0.80%

Other Real Estate Owned and Repossessed Assets
(Dollars in Thousands, Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021
Commercial	$3,206	$1,414	$2,245	$2,861	$2,861
Residential mortgage	22	—	170	695	117
Mortgage warehouse	—	—	—	—	—
Consumer	14	58	5	5	29
Total	$3,242	$1,472	$2,420	$3,561	$3,007

Horizon Bancorp, Inc. Reports Third Quarter 2022 EPS of $0.55

Average Balance Sheets
(Dollars in Thousands, Unaudited)
	Three Months Ended			Three Months Ended
	September 30, 2022			September 30, 2021
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets
Interest earning assets
Federal funds sold	$4,201	$24	2.27%	$310,180	$119	0.15%
Interest earning deposits	9,994	41	1.63%	26,352	39	0.59%
Investment securities – taxable	1,728,197	8,436	1.94%	1,063,177	4,407	1.64%
Investment securities – non–taxable (1)	1,384,249	7,478	2.71%	1,108,503	5,911	2.68%
Loans receivable (2) (3)	3,910,889	47,051	4.79%	3,524,876	40,392	4.56%
Total interest earning assets	7,037,530	63,030	3.68%	6,033,088	50,868	3.46%
Non–interest earning assets
Cash and due from banks	99,221			87,799
Allowance for credit losses	(52,303)			(55,703)
Other assets	550,654			442,489
Total average assets	$7,635,102			$6,507,673

Liabilities and Stockholders’ Equity
Interest bearing liabilities
Interest bearing deposits	$4,478,741	$4,116	0.36%	$3,831,632	$1,808	0.19%
Borrowings	813,873	3,756	1.83%	472,551	1,035	0.87%
Repurchase agreements	141,283	139	0.39%	125,776	40	0.13%
Subordinated notes	58,836	880	5.93%	58,689	880	5.95%
Junior subordinated debentures issued to capital trusts	56,928	744	5.19%	56,684	561	3.93%
Total interest bearing liabilities	5,549,661	9,635	0.69%	4,545,332	4,324	0.38%
Non–interest bearing liabilities
Demand deposits	1,351,857			1,180,890
Accrued interest payable and other liabilities	53,208			57,039
Stockholders’ equity	680,376			724,412
Total average liabilities and stockholders’ equity	$7,635,102			$6,507,673

Net interest income / spread		$53,395	2.99%		$46,544	3.08%
Net interest income as a percent of average interest earning assets (1)			3.13%			3.17%

(1) Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities. The average rate is presented on a tax equivalent basis.

(2) Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.
(3) Non–accruing loans for the purpose of the computation above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees. The average rate is presented on a tax equivalent basis.

Horizon Bancorp, Inc. Reports Third Quarter 2022 EPS of $0.55

Average Balance Sheets
(Dollars in Thousands, Unaudited)
	Nine Months Ended			Nine Months Ended
	September 30, 2022			September 30, 2021
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets
Interest earning assets
Federal funds sold	$82,667	$131	0.21%	$312,359	$284	0.12%
Interest earning deposits	15,404	93	0.81%	27,157	128	0.63%
Investment securities – taxable	1,715,478	24,499	1.91%	708,519	8,229	1.55%
Investment securities – non–taxable (1)	1,346,173	21,482	2.70%	1,040,447	16,790	2.73%
Loans receivable (2) (3)	3,763,502	126,479	4.51%	3,624,393	120,446	4.46%
Total interest earning assets	6,923,224	172,684	3.45%	5,712,875	145,877	3.53%
Non–interest earning assets
Cash and due from banks	100,067			85,855
Allowance for credit losses	(53,038)			(56,885)
Other assets	503,281			455,181
Total average assets	$7,473,534			$6,197,026

Liabilities and Stockholders’ Equity
Interest bearing liabilities
Interest bearing deposits	$4,499,441	$7,289	0.22%	$3,679,970	$6,204	0.23%
Borrowings	644,803	6,209	1.29%	391,373	3,522	1.20%
Repurchase agreements	140,837	216	0.21%	118,891	118	0.13%
Subordinated notes	58,800	2,641	6.01%	58,653	2,641	6.02%
Junior subordinated debentures issued to capital trusts	56,869	1,755	4.13%	56,628	1,678	3.96%
Total interest bearing liabilities	5,400,750	18,110	0.45%	4,305,515	14,163	0.44%
Non–interest bearing liabilities
Demand deposits	1,336,912			1,128,173
Accrued interest payable and other liabilities	44,343			53,751
Stockholders’ equity	691,529			709,587
Total average liabilities and stockholders’ equity	$7,473,534			$6,197,026

Net interest income / spread		$154,574	3.00%		$131,714	3.09%
Net interest income as a percent of average interest earning assets (1)			3.03%			3.20%

(1) Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities. The average rate is presented on a tax equivalent basis.

(2) Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.
(3) Non–accruing loans for the purpose of the computation above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees. The average rate is presented on a tax equivalent basis.

Horizon Bancorp, Inc. Reports Third Quarter 2022 EPS of $0.55

Condensed Consolidated Balance Sheets
(Dollars in Thousands)

	September 30, 2022	December 31, 2021
	(Unaudited)
Assets
Cash and due from banks	$109,659	$593,508
Interest earning time deposits	2,814	4,782
Investment securities, available for sale	985,655	1,160,812
Investment securities, held to maturity (fair value $1,640,589 and $1,559,991)	2,031,536	1,552,443
Loans held for sale	1,852	12,579
Loans, net of allowance for credit losses of $51,369 and $54,286	3,960,846	3,590,331
Premises and equipment, net	92,356	93,441
Federal Home Loan Bank stock	26,677	24,440
Goodwill	155,211	154,572
Other intangible assets	18,164	20,941
Interest receivable	30,096	26,137
Cash value of life insurance	145,439	97,150
Other assets	158,390	80,753
Total assets	$7,718,695	$7,411,889

Liabilities
Deposits
Non–interest bearing	$1,315,155	$1,360,338
Interest bearing	4,515,683	4,442,653
Total deposits	5,830,838	5,802,991
Borrowings	1,048,091	712,739
Subordinated notes	58,860	58,750
Junior subordinated debentures issued to capital trusts	56,966	56,785
Interest payable	1,961	2,235
Other liabilities	76,986	55,180
Total liabilities	7,073,702	6,688,680
Commitments and contingent liabilities
Stockholders’ equity
Preferred stock, Authorized, 1,000,000 shares, Issued 0 shares	—	—
Common stock, no par value, Authorized 99,000,000 shares Issued 43,932,389 and 43,766,931 shares, Outstanding 43,574,151 and 43,547,942 shares	—	—
Additional paid–in capital	352,837	352,122
Retained earnings	415,277	363,742
Accumulated other comprehensive income (loss)	(123,121)	7,345
Total stockholders’ equity	644,993	723,209
Total liabilities and stockholders’ equity	$7,718,695	$7,411,889

Horizon Bancorp, Inc. Reports Third Quarter 2022 EPS of $0.55

Condensed Consolidated Statements of Income
(Dollars in Thousands Except Per Share Data, Unaudited)
	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021
Interest income
Loans receivable	$47,051	$41,549	$37,879	$41,171	$40,392
Investment securities – taxable	8,501	8,716	7,506	6,491	4,565
Investment securities – non–taxable	7,478	7,307	6,697	6,456	5,911
Total interest income	63,030	57,572	52,082	54,118	50,868
Interest expense
Deposits	4,116	1,677	1,496	1,663	1,808
Borrowed funds	3,895	1,450	1,080	1,061	1,075
Subordinated notes	880	881	880	881	880
Junior subordinated debentures issued to capital trusts	744	556	455	537	561
Total interest expense	9,635	4,564	3,911	4,142	4,324
Net interest income	53,395	53,008	48,171	49,976	46,544
Credit loss expense (recovery)	(601)	240	(1,386)	(2,071)	1,112
Net interest income after credit loss expense (recovery)	53,996	52,768	49,557	52,047	45,432
Non–interest Income
Service charges on deposit accounts	3,023	2,833	2,795	2,510	2,291
Wire transfer fees	148	170	159	205	210
Interchange fees	3,089	3,582	2,780	3,082	2,587
Fiduciary activities	1,203	1,405	1,503	1,591	2,124
Gain on sale of mortgage loans	1,441	2,501	2,027	4,167	4,088
Mortgage servicing income net of impairment	355	319	3,489	300	336
Increase in cash value of bank owned life insurance	814	519	510	547	534
Death benefit on bank owned life insurance	—	644	—	—	517
Other income	115	461	892	426	3,357
Total non–interest income	10,188	12,434	14,155	12,828	16,044
Non–interest expense
Salaries and employee benefits	20,613	19,957	19,735	20,549	18,901
Net occupancy expenses	3,293	3,190	3,561	3,204	2,935
Data processing	2,539	2,607	2,537	2,672	2,526
Professional fees	552	283	314	562	522
Outside services and consultants	2,855	2,485	2,525	2,197	2,330
Loan expense	2,926	2,497	2,545	2,803	2,645
FDIC insurance expense	670	775	725	798	279
Other losses	398	362	168	1,925	69
Other expenses	4,504	4,212	4,500	4,660	4,142
Total non–interest expense	38,350	36,368	36,610	39,370	34,349
Income before income taxes	25,834	28,834	27,102	25,505	27,127
Income tax expense	2,013	3,975	3,539	4,080	4,056
Net income	$23,821	$24,859	$23,563	$21,425	$23,071
Basic earnings per share	$0.55	$0.57	$0.54	$0.49	$0.53
Diluted earnings per share	0.55	0.57	0.54	0.49	0.52

Horizon Bancorp, Inc. Reports Third Quarter 2022 EPS of $0.55

Condensed Consolidated Statements of Income
(Dollars in Thousands Except Per Share Data, Unaudited)
	Nine Months Ended
	September 30,	September 30,
	2022	2021
Interest income
Loans receivable	$126,479	$120,446
Investment securities – taxable	24,723	8,641
Investment securities – non–taxable	21,482	16,790
Total interest income	172,684	145,877
Interest expense
Deposits	7,289	6,204
Borrowed funds	6,425	3,640
Subordinated notes	2,641	2,641
Junior subordinated debentures issued to capital trusts	1,755	1,678
Total interest expense	18,110	14,163
Net interest income	154,574	131,714
Credit loss (recovery)	(1,747)	(13)
Net interest income after credit loss (recovery)	156,321	131,727
Non–interest Income
Service charges on deposit accounts	8,651	6,682
Wire transfer fees	477	687
Interchange fees	9,451	7,819
Fiduciary activities	4,111	5,828
Gains on sale of investment securities	—	914
Gain on sale of mortgage loans	5,969	14,996
Mortgage servicing income net of impairment	4,163	2,052
Increase in cash value of bank owned life insurance	1,843	1,547
Death benefit on bank owned life insurance	644	783
Other income	1,468	3,816
Total non–interest income	36,777	45,124
Non–interest expense
Salaries and employee benefits	60,305	53,502
Net occupancy expenses	10,044	9,337
Data processing	7,683	7,290
Professional fees	1,149	1,654
Outside services and consultants	7,865	6,252
Loan expense	7,968	8,574
FDIC insurance expense	2,170	1,579
Other losses	928	358
Other expenses	13,216	11,363
Total non–interest expense	111,328	99,909
Income before income taxes	81,770	76,942
Income tax expense	9,527	11,276
Net income	$72,243	$65,666
Basic earnings per share	$1.66	$1.50
Diluted earnings per share	1.65	1.49

Horizon Bancorp, Inc. Reports Third Quarter 2022 EPS of $0.55

Use of Non–GAAP Financial Measures

Certain information set forth in this press release refers to financial measures determined by methods other than in accordance with GAAP. Specifically, we have included non–GAAP financial measures relating to net income, diluted earnings per share, net interest margin, tangible stockholders’ equity and tangible book value per share, efficiency ratio, the return on average assets, the return on average common equity, return on average tangible equity, and pre–tax, pre–provision net income. In each case, we have identified special circumstances that we consider to be non–recurring and have excluded them. We believe that this shows the impact of such events as acquisition–related purchase accounting adjustments, among others we have identified in our reconciliations. Horizon believes these non–GAAP financial measures are helpful to investors and provide a greater understanding of our business and financial results without giving effect to the purchase accounting impacts and one–time costs of acquisitions and non–recurring items. These measures are not necessarily comparable to similar measures that may be presented by other companies and should not be considered in isolation or as a substitute for the related GAAP measure. See the tables and other information below and contained elsewhere in this press release for reconciliations of the non–GAAP information identified herein and its most comparable GAAP measures.

Horizon Bancorp, Inc. Reports Third Quarter 2022 EPS of $0.55

Non–GAAP Reconciliation of Net Income
(Dollars in Thousands, Unaudited)
	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2022	2022	2022	2021	2021	2022	2021
Net income as reported	$23,821	$24,859	$23,563	$21,425	$23,071	$72,243	$65,666
Acquisition expenses	—	—	—	884	799	—	1,041
Tax effect	—	—	—	(184)	(166)	—	(217)
Net income excluding acquisition expenses	23,821	24,859	23,563	22,125	23,704	72,243	66,490
Credit loss expense acquired loans	—	—	—	—	2,034	—	2,034
Tax effect	—	—	—	—	(427)	—	(427)
Net income excluding credit loss expense acquired loans	23,821	24,859	23,563	22,125	25,311	72,243	68,097
Gain on sale of ESOP trustee accounts	—	—	—	—	(2,329)	—	(2,329)
Tax effect	—	—	—	—	489	—	489
Net income excluding gain on sale of ESOP trustee accounts	23,821	24,859	23,563	22,125	23,471	72,243	66,257
DOL ESOP settlement expenses	—	—	—	1,900	—	—	—
Tax effect	—	—	—	(315)	—	—	—
Net income excluding DOL ESOP settlement expenses	23,821	24,859	23,563	23,710	23,471	72,243	66,257
(Gain) / loss on sale of investment securities	—	—	—	—	—	—	(914)
Tax effect	—	—	—	—	—	—	192
Net income excluding (gain) / loss on sale of investment securities	23,821	24,859	23,563	23,710	23,471	72,243	65,535
Death benefit on bank owned life insurance (“BOLI”)	—	(644)	—	—	(517)	(644)	(783)
Net income excluding death benefit on BOLI	23,821	24,215	23,563	23,710	22,954	71,599	64,752
Prepayment penalties on borrowings	—	—	—	—	—	—	125
Tax effect	—	—	—	—	—	—	(26)
Net income excluding prepayment penalties on borrowings	23,821	24,215	23,563	23,710	22,954	71,599	64,851
Adjusted net income	$23,821	$24,215	$23,563	$23,710	$22,954	$71,599	$64,851

Horizon Bancorp, Inc. Reports Third Quarter 2022 EPS of $0.55

Non–GAAP Reconciliation of Diluted Earnings per Share
(Dollars in Thousands, Unaudited)
	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2022	2022	2022	2021	2021	2022	2021
Diluted earnings per share (“EPS”) as reported	$0.55	$0.57	$0.54	$0.49	$0.52	$1.65	$1.49
Acquisition expenses	—	—	—	0.02	0.02	—	0.02
Tax effect	—	—	—	—	—	—	—
Diluted EPS excluding acquisition expenses	0.55	0.57	0.54	0.51	0.54	1.65	1.51
Credit loss expense acquired loans	—	—	—	—	0.05	—	0.05
Tax effect	—	—	—	—	(0.01)	—	(0.01)
Diluted EPS excluding credit loss expense acquired loans	0.55	0.57	0.54	0.51	0.58	1.65	1.55
Gain on sale of ESOP trustee accounts	—	—	—	—	(0.05)	—	(0.05)
Tax effect	—	—	—	—	0.01	—	0.01
Diluted EPS excluding gain on sale of ESOP trustee accounts	0.55	0.57	0.54	0.51	0.54	1.65	1.51
DOL ESOP settlement expenses	—	—	—	0.04	—	—	—
Tax effect	—	—	—	(0.01)	—	—	—
Diluted EPS excluding DOL ESOP settlement expenses	0.55	0.57	0.54	0.54	0.54	1.65	1.51
(Gain) / loss on sale of investment securities	—	—	—	—	—	—	(0.02)
Tax effect	—	—	—	—	—	—	—
Diluted EPS excluding (gain) / loss on sale of investment securities	0.55	0.57	0.54	0.54	0.54	1.65	1.49
Death benefit on bank owned life insurance (“BOLI”)	—	(0.01)	—	—	(0.02)	(0.01)	(0.03)
Diluted EPS excluding death benefit on BOLI	0.55	0.56	0.54	0.54	0.52	1.64	1.46
Prepayment penalties on borrowings	—	—	—	—	—	—	—
Tax effect	—	—	—	—	—	—	—
Diluted EPS excluding prepayment penalties on borrowings	0.55	0.56	0.54	0.54	0.52	1.64	1.46
Adjusted diluted EPS	$0.55	$0.56	$0.54	$0.54	$0.52	$1.64	$1.46

Horizon Bancorp, Inc. Reports Third Quarter 2022 EPS of $0.55

Non–GAAP Reconciliation of Pre–Tax, Pre–Provision Net Income
(Dollars in Thousands, Unaudited)
	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2022	2022	2022	2021	2021	2022	2021
Pre–tax income	$25,834	$28,834	$27,102	$25,505	$27,127	$81,770	$76,942
Credit loss expense (recovery)	(601)	240	(1,386)	(2,071)	1,112	(1,747)	(13)
Pre–tax, pre–provision net income	$25,233	$29,074	$25,716	$23,434	$28,239	$80,023	$76,929

Pre–tax, pre–provision net income	$25,233	$29,074	$25,716	$23,434	$28,239	$80,023	$76,929
Acquisition expenses	—	—	—	884	799	—	1,041
Gain on sale of ESOP trustee accounts	—	—	—	—	(2,329)	—	(2,329)
DOL ESOP settlement expenses	—	—	—	1,900	—	—	—
(Gain) / loss on sale of investment securities	—	—	—	—	—	—	(914)
Death benefit on BOLI	—	(644)	—	—	(517)	(644)	(783)
Prepayment penalties on borrowings	—	—	—	—	—	—	125
Adjusted pre–tax, pre–provision net income	$25,233	$28,430	$25,716	$26,218	$26,192	$79,379	$73,944

Non–GAAP Reconciliation of Net Interest Margin
(Dollars in Thousands, Unaudited)
	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2022	2022	2022	2021	2021	2022	2021
Net interest income as reported	$53,395	$53,008	$48,171	$49,976	$46,544	$154,574	$131,714
Average interest earning assets	7,037,530	6,927,310	6,800,549	6,938,258	6,033,088	6,923,224	5,712,875
Net interest income as a percentage of average interest earning assets (“Net Interest Margin”)	3.13%	3.19%	2.99%	2.97%	3.17%	3.03%	3.20%

Net interest income as reported	$53,395	$53,008	$48,171	$49,976	$46,544	$154,574	$131,714
Acquisition–related purchase accounting adjustments (“PAUs”)	(906)	(1,223)	(916)	(1,819)	(875)	(3,045)	(2,684)
Prepayment penalties on borrowings	—	—	—	—	—	—	125
Adjusted net interest income	$52,489	$51,785	$47,255	$48,157	$45,669	$151,529	$129,030
Adjusted net interest margin	3.08%	3.12%	2.93%	2.86%	3.12%	2.97%	3.14%

Horizon Bancorp, Inc. Reports Third Quarter 2022 EPS of $0.55

Non–GAAP Reconciliation of Tangible Stockholders’ Equity and Tangible Book Value per Share
(Dollars in Thousands, Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021
Total stockholders’ equity	$644,993	$657,865	$677,450	$723,209	$708,542
Less: Intangible assets	173,375	173,662	174,588	175,513	183,938
Total tangible stockholders’ equity	$471,618	$484,203	$502,862	$547,696	$524,604
Common shares outstanding	43,574,151	43,572,796	43,572,796	43,547,942	43,520,694
Book value per common share	$14.80	$15.10	$15.55	$16.61	$16.28
Tangible book value per common share	$10.82	$11.11	$11.54	$12.58	$12.05

Horizon Bancorp, Inc. Reports Third Quarter 2022 EPS of $0.55

Non–GAAP Calculation and Reconciliation of Efficiency Ratio and Adjusted Efficiency Ratio
(Dollars in Thousands, Unaudited)
	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2022	2022	2022	2021	2021	2022	2021
Non–interest expense as reported	$38,350	$36,368	$36,610	$39,370	$34,349	$111,328	$99,909
Net interest income as reported	53,395	53,008	48,171	49,976	46,544	154,574	131,714
Non–interest income as reported	$10,188	$12,434	$14,155	$12,828	$16,044	$36,777	$45,124
Non–interest expense / (Net interest income + Non–interest income) (“Efficiency Ratio”)	60.31%	55.57%	58.74%	62.69%	54.88%	58.18%	56.50%

Non–interest expense as reported	$38,350	$36,368	$36,610	$39,370	$34,349	$111,328	$99,909
Acquisition expenses	—	—	—	(884)	(799)	—	(1,041)
DOL ESOP settlement expenses	—	—	—	(1,900)	—	—	—
Non–interest expense excluding acquisition and DOL ESOP settlement expenses	38,350	36,368	36,610	36,586	33,550	111,328	98,868
Net interest income as reported	53,395	53,008	48,171	49,976	46,544	154,574	131,714
Prepayment penalties on borrowings	—	—	—	—	—	—	125
Net interest income excluding prepayment penalties on borrowings	53,395	53,008	48,171	49,976	46,544	154,574	131,839
Non–interest income as reported	10,188	12,434	14,155	12,828	16,044	36,777	45,124
Gain on sale of ESOP trustee accounts	—	—	—	—	(2,329)	—	(2,329)
(Gain) / loss on sale of investment securities	—	—	—	—	—	—	(914)
Death benefit on BOLI	—	(644)	—	—	(517)	(644)	(783)
Non–interest income excluding (gain) / loss on sale of investment securities and death benefit on BOLI	$10,188	$11,790	$14,155	$12,828	$13,198	$36,133	$41,098
Adjusted efficiency ratio	60.31%	56.13%	58.74%	58.25%	56.16%	58.38%	57.17%

Horizon Bancorp, Inc. Reports Third Quarter 2022 EPS of $0.55

Non–GAAP Reconciliation of Return on Average Assets
(Dollars in Thousands, Unaudited)
	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2022	2022	2022	2021	2021	2022	2021
Average assets	$7,635,102	$7,476,238	$7,319,675	$7,461,343	$6,507,673	$7,473,534	$6,197,026
Return on average assets (“ROAA”) as reported	1.24%	1.33%	1.31%	1.14%	1.41%	1.29%	1.42%
Acquisition expenses	—	—	—	0.05	0.05	—	0.02
Tax effect	—	—	—	(0.01)	(0.01)	—	—
ROAA excluding acquisition expenses	1.24	1.33	1.31	1.18	1.45	1.29	1.44
Credit loss expense acquired loans	—	—	—	—	0.12	—	0.04
Tax effect	—	—	—	—	(0.03)	—	(0.01)
ROAA excluding credit loss expense on acquired loans	1.24	1.33	1.31	1.18	1.54	1.29	1.47
Gain on sale of ESOP trustee accounts	—	—	—	—	(0.14)	—	(0.05)
Tax effect	—	—	—	—	0.03	—	0.01
ROAA excluding gain on sale of ESOP trustee accounts	1.24	1.33	1.31	1.18	1.43	1.29	1.43
DOL ESOP settlement expenses	—	—	—	0.10	—	—	—
Tax effect	—	—	—	(0.02)	—	—	—
ROAA excluding DOL ESOP settlement expenses	1.24	1.33	1.31	1.26	1.43	1.29	1.43
(Gain) / loss on sale of investment securities	—	—	—	—	—	—	(0.02)
Tax effect	—	—	—	—	—	—	—
ROAA excluding (gain) / loss on sale of investment securities	1.24	1.33	1.31	1.26	1.43	1.29	1.41
Death benefit on BOLI	—	(0.03)	—	—	(0.03)	(0.01)	(0.02)
ROAA excluding death benefit on BOLI	1.24	1.30	1.31	1.26	1.40	1.28	1.39
Prepayment penalties on borrowings	—	—	—	—	—	—	—
Tax effect	—	—	—	—	—	—	—
ROAA excluding prepayment penalties on borrowings	1.24	1.30	1.31	1.26	1.40	1.28	1.39
Adjusted ROAA	1.24%	1.30%	1.31%	1.26%	1.40%	1.28%	1.39%

Horizon Bancorp, Inc. Reports Third Quarter 2022 EPS of $0.55

Non–GAAP Reconciliation of Return on Average Common Equity
(Dollars in Thousands, Unaudited)
	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2022	2022	2022	2021	2021	2022	2021
Average common equity	$680,376	$677,299	$716,341	$719,643	$724,412	$691,529	$709,587
Return on average common equity (“ROACE”) as reported	13.89%	14.72%	13.34%	11.81%	12.64%	13.97%	12.37%
Acquisition expenses	—	—	—	0.49	0.44	—	0.20
Tax effect	—	—	—	(0.10)	(0.09)	—	(0.04)
ROACE excluding acquisition expenses	13.89	14.72	13.34	12.20	12.99	13.97	12.53
Credit loss expense acquired loans	—	—	—	—	1.11	—	0.38
Tax effect	—	—	—	—	(0.23)	—	(0.08)
ROACE excluding credit loss expense acquired loans	13.89	14.72	13.34	12.20	13.87	13.97	12.83
Gain on sale of ESOP trustee accounts	—	—	—	—	(1.28)	—	(0.44)
Tax effect	—	—	—	—	0.27	—	0.09
ROACE excluding gain on sale of ESOP trustee accounts	13.89	14.72	13.34	12.20	12.86	13.97	12.48
DOL ESOP settlement expenses	—	—	—	1.05	—	—	—
Tax effect	—	—	—	(0.17)	—	—	—
ROACE excluding DOL ESOP settlement expenses	13.89	14.72	13.34	13.08	12.86	13.97	12.48
(Gain) / loss on sale of investment securities	—	—	—	—	—	—	(0.17)
Tax effect	—	—	—	—	—	—	0.04
ROACE excluding (gain) / loss on sale of investment securities	13.89	14.72	13.34	13.08	12.86	13.97	12.35
Death benefit on BOLI	—	(0.38)	—	—	(0.28)	(0.12)	(0.15)
ROACE excluding death benefit on BOLI	13.89	14.34	13.34	13.08	12.58	13.85	12.20
Prepayment penalties on borrowings	—	—	—	—	—	—	0.02
Tax effect	—	—	—	—	—	—	—
ROACE excluding prepayment penalties on borrowings	13.89%	14.34%	13.34%	13.08%	12.58%	13.85%	12.22%
Adjusted ROACE	13.89%	14.34%	13.34%	13.08%	12.58%	13.85%	12.22%

Horizon Bancorp, Inc. Reports Third Quarter 2022 EPS of $0.55

Non–GAAP Reconciliation of Return on Average Tangible Equity
(Dollars in Thousands, Unaudited)
	Three Months Ended					Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2022	2022	2022	2021	2021	2022	2021
Average common equity	$680,376	$677,299	$716,341	$719,643	$724,412	$691,529	$709,587
Less: Average intangible assets	175,321	175,321	176,356	179,594	174,920	175,836	174,537
Average tangible equity	$505,055	$501,978	$539,985	$540,049	$549,492	$515,693	$535,050
Return on average tangible equity (“ROATE”) as reported	18.71%	19.86%	17.70%	15.74%	16.66%	18.73%	16.41%
Acquisition expenses	—	—	—	0.65	0.58	—	0.26
Tax effect	—	—	—	(0.14)	(0.12)	—	(0.06)
ROATE excluding acquisition expenses	18.71	19.86	17.70	16.25	17.12	18.73	16.61
Credit loss expense acquired loans	—	—	—	—	1.47	—	0.51
Tax effect	—	—	—	—	(0.31)	—	(0.11)
ROATE excluding credit loss expense acquired loans	18.71	19.86	17.70	16.25	18.28	18.73	17.01
Gain on sale of ESOP trustee accounts	—	—	—	—	(1.68)	—	(0.58)
Tax effect	—	—	—	—	0.35	—	0.13
ROATE excluding gain on sale of ESOP trustee accounts	18.71	19.86	17.70	16.25	16.95	18.73	16.56
DOL ESOP settlement expenses	—	—	—	1.40	—	—	—
Tax effect	—	—	—	(0.23)	—	—	—
ROATE excluding DOL ESOP settlement expenses	18.71	19.86	17.70	17.42	16.95	18.73	16.56
(Gain) / loss on sale of investment securities	—	—	—	—	—	—	(0.23)
Tax effect	—	—	—	—	—	—	0.05
ROATE excluding (gain) / loss on sale of investment securities	18.71	19.86	17.70	17.42	16.95	18.73	16.38
Death benefit on BOLI	—	(0.51)	—	—	(0.37)	(0.17)	(0.20)
ROATE excluding death benefit on BOLI	18.71	19.35	17.70	17.42	16.58	18.56	16.18
Prepayment penalties on borrowings	—	—	—	—	—	—	0.03
Tax effect	—	—	—	—	—	—	(0.01)
ROATE excluding prepayment penalties on borrowings	18.71%	19.35%	17.70%	17.42%	16.58%	18.56%	16.20%
Adjusted ROATE	18.71%	19.35%	17.70%	17.42%	16.58%	18.56%	16.20%

Horizon Bancorp, Inc. Reports Third Quarter 2022 EPS of $0.55
Earnings Conference Call

As previously announced, Horizon will host a conference call to review its third quarter financial results and operating performance.

Participants may access the live conference call on October 27, 2022 at 7:30 a.m. CT (8:30 a.m. ET) by dialing 833–974–2379 from the United States, 866–450–4696 from Canada or 412–317–5772 from international locations and requesting the “Horizon Bancorp Call.” Participants are asked to dial in approximately 10 minutes prior to the call.

A telephone replay of the call will be available approximately one hour after the end of the conference through November 3, 2022. The replay may be accessed by dialing 877–344–7529 from the United States, 855–669–9658 from Canada or 412–317–0088 from other international locations, and entering the access code 3260518.

About Horizon Bancorp, Inc.

Horizon Bancorp, Inc. (NASDAQ GS: HBNC) with $7.7 billion in assets, is the bank holding company for Horizon Bank, which serves customers across diverse and economically attractive Midwestern markets through convenient digital and virtual tools, as well as its Indiana and Michigan branches. Horizon Bank’s retail offerings include prime residential, indirect auto, and other secured consumer lending to in–market customers, as well as a range of personal banking and wealth management solutions. Horizon also provides a comprehensive array of in–market business banking and treasury management services, with commercial lending representing over half of total loans. More information on Horizon, headquartered in Northwest Indiana’s Michigan City, is available at horizonbank.com and investor.horizonbank.com.